UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02    Termination of a Material Definitive Agreement.
In connection with the closing of its offering of $500 million aggregate principal amount of 4.750% Notes due 2023 and $1.3 billion aggregate principal amount of 5.125% Notes due 2027, on June 8, 2020, Southwest Airlines Co. (the “Company”) delivered notice of its intent, effective June 11, 2020, to repay in full and terminate the Amended and Restated 364-Day Credit Agreement, dated March 30, 2020, by and between the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the syndicate of banks identified in such agreement (the “364-Day Credit Agreement”). Pursuant to the terms of the 364-Day Credit Agreement, on June 11, 2020, the Company repaid the full amount of outstanding borrowings under the 364-Day Credit Agreement, which totaled approximately $1.7 billion, and the 364-Day Credit Agreement was terminated. The material terms and conditions of the 364-Day Credit Agreement were described in the Company's Current Report on Form 8-K filed on April 2, 2020. As a result of the termination of the 364-Day Credit Agreement, 148 of the Company's aircraft were released as collateral, which added approximately $4.5 billion to the Company’s current unencumbered aircraft pool.

Item 7.01    Regulation FD Disclosure.
The Company is providing updated guidance regarding its financial and operational trends.

The Company continues to experience significant negative impacts to passenger demand and bookings in second quarter 2020 due to the novel coronavirus COVID-19 pandemic. As previously disclosed, the Company’s preliminary April 2020 operating revenues decreased, year-over-year, in the range of 90 to 95 percent; available seat miles (ASMs, or capacity) decreased approximately 58 percent, year-over-year; and load factor was approximately 8 percent.

As previously disclosed, the Company saw a modest improvement in passenger demand, bookings, and trip cancellations, resulting in net positive bookings beginning in early May 2020, when new passenger bookings outpaced trip cancellations. This represented a reversal in the net negative booking trends experienced during the majority of March and April 2020, when trip cancellations outpaced new passenger bookings. The Company has continued to experience net positive bookings thus far in June 2020. The Company’s preliminary May 2020 operating revenues decreased, year-over-year, in the range of 85 to 90 percent; capacity decreased approximately 64 percent, year-over-year; and load factor was approximately 30 percent; all in line with the Company's previous estimations.

Along with the trend of net positive bookings, the Company has continued to experience a modest improvement in passenger demand and bookings in June 2020—primarily leisure-driven demand—with operating revenues currently estimated to decrease, year-over-year, in the range of 70 to 75 percent; capacity estimated to decrease in the range of 40 to 50 percent, year-over-year; and load factor estimated to be in the range of 40 to 50 percent. This compares favorably to the Company’s previous estimations of June 2020 operating revenues decreasing, year-over-year, in the range of 80 to 85 percent; capacity decreasing in the range of 45 to 55 percent, year-over-year; and load factor in the range of 35 to 45 percent.

Based on modestly improved passenger demand and bookings in July 2020, operating revenues are currently estimated to decrease, year-over-year, in the range of 65 to 70 percent; capacity is estimated to decrease in the range of 25 to 35 percent, year-over-year; and load factor is estimated to be in the range of 45 to 55 percent. To support physical-distancing, the Company is currently limiting the number of seats sold on each flight to allow for middle seats to remain open for Customers who are not traveling together through at least September 2020, and will evaluate the possibility of extending this policy beyond September.

The Company has published its flight schedule for sale through January 4, 2021. The Company currently estimates its second quarter 2020 capacity to decrease in the range of 50 to 60 percent, year-over-year. The Company currently has approximately 140 aircraft in long-term storage or temporary parking, including the Company's 34 Boeing 737 MAX aircraft that were grounded as of March 13, 2019, to comply with the Federal Aviation Administration emergency order issued for all U.S. airlines to ground all MAX aircraft.

For the remainder of 2020, the Company continues to plan for multiple scenarios for its fleet and capacity plans given the uncertain revenue environment. As such, the Company’s actual flown capacity for the remainder of 2020 may differ materially from currently published schedules. In order to provide flexibility for the Company to prepare for the continuation of reduced flight activity for the remainder of 2020, it recently launched extended emergency time off and voluntary separation programs. Employees have until July 15, 2020 to elect to participate in these voluntary programs.

Based on the Company's existing fuel derivative contracts and market prices as of June 11, 2020, second quarter 2020 economic fuel costs are estimated to be in the range of $1.25 to $1.35 per gallon, including $24 million, or $.12 per gallon, in premium expense and no cash settlements from fuel derivative contracts. This compares unfavorably with the Company's previous estimate of second quarter economic fuel costs in the range of $1.00 to $1.10 per gallon, including $24 million, or $.12 per gallon, in premium expense and no cash settlements from fuel derivative contracts.

The Company continues to estimate its average daily core cash spending to be in the range of $30 million to $35 million in second quarter 2020, which represents the sum of cash expenses, capital expenditures, and debt service obligations; and excludes operating revenues. Further, including the estimated benefit of operating revenues, net of estimated trip cancellations, the Company now estimates its average daily core cash burn to be in the range of $20 million to $25 million in second quarter 2020, with an estimated average daily core cash burn of approximately $20 million in June 2020. This compares favorably with the Company's previous estimate of average daily core cash burn of approximately $25 million in second quarter 2020, and the low-$20 million range in June 2020, primarily due to modest improvements in revenue estimates in second quarter 2020. The Company's average core cash spending and core cash burn estimates exclude proceeds from financing transactions and the Payroll Support Program (PSP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

Since the beginning of 2020, the Company has raised a total of approximately $16.7 billion, net, including $12.2 billion in financings and sale-leaseback transactions, $2.2 billion through a common stock offering, and $2.3 billion of PSP proceeds. The Company currently has cash and short-term investments of approximately $13.9 billion. Since the Company’s previous update of cash and short-term investments of approximately $13.0 billion as of May 19, 2020, the Company received its second disbursement of PSP proceeds in the amount of $652 million and received the remaining $205 million in proceeds from its previously disclosed sale-leaseback transactions. In addition, the Company recently issued $500 million of unsecured notes due 2023, issued $1.3 billion of unsecured notes due 2027, and raised $190 million through an aircraft-secured financing. Substantially all of the proceeds from the issued unsecured notes in June 2020 were used to repay the $1.7 billion of outstanding borrowings under the 364-Day Credit Agreement, as discussed in Item 1.02 above. As previously disclosed, the Company also repaid the $1.0 billion outstanding under its revolving credit facility, which is now fully available to the Company in addition to its current cash and short-term investments. The Company expects to receive the remaining $978 million of PSP proceeds in two installments in June and July 2020.

Based on current cash and short-term investments of $13.9 billion, the remaining $978 million of PSP proceeds to be received in June and July 2020, and estimated average daily cash burn of approximately $20 million in June 2020, the Company currently estimates approximately 24 months of liquidity1. This compares favorably with the Company's previous estimate of approximately 20 months of liquidity, primarily due to modest improvements in revenue estimates in second quarter 2020. The Company currently has unencumbered assets worth approximately $12.0 billion, including approximately $10.0 billion in aircraft, an increase of approximately $4.5 billion from previous estimates as a result of collateral released due to the termination of the 364-Day Credit Agreement, as discussed in Item 1.02 above. The Company also has adjusted debt2 to average invested capital (leverage) of 49 percent and is the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Estimated months of liquidity is calculated as current cash and short-term investments of $13.9 billion, plus $978 million in PSP proceeds to be received in June and July 2020, less the June 2020 estimated average daily core cash burn rate of approximately $20 million, or approximately $600 million on a monthly basis, until cash and short-term investments are depleted. This estimate assumes no change in the current passenger demand environment or current cost or capital spending trends, assumes no further financing transactions, and is meant only as a measure of the Company's current liquidity levels in relation to the uncertain revenue environment. The calculation also assumes a $500 million bullet maturity payment in fourth quarter 2020.
2Adjusted debt is calculated as short-term and long-term debt including the average net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, and projected results of operations; (ii) the Company’s expectations with respect to capacity and load factors; (iii) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices; (iv) the Company's expectations with respect to core cash spending, core cash burn, and liquidity, including its plans and assumptions for capital spending and the repayment of debt obligations; and (v) the Company’s expectations about future receipts pursuant to the PSP under the CARES Act. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s access to capital; (ii) the impact of fears or actual outbreaks of infectious disease, economic conditions, governmental actions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), fuel prices, consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions on the Company’s business plans and results of operations; (iv) the U.S. Treasury’s right pursuant to the PSP to amend the documents or require new or additional conditions of the payroll support in ways that may be materially adverse to the Company; (v) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the PSP documents and that may have a material adverse effect on the Company; (vi) the Company's dependence on third parties and the impact to the Company of any third party delays or non-performance; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

June 17, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)